Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 2, 2004
(Date of earliest event reported)

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	(000-5734)	34-0907152

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6065 Parkland Boulevard, Mayfield Heights, Ohio	44124

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 720-8500

SIGNATURE
Exhibit Index
EXHIBIT 99.1 PRESS RELEASE

Item 5. Other Events and Regulation FD Disclosure

      On February 2, 2004, Agilysys, Inc. issued a press release announcing that it had signed a definitive agreement to acquire Inter-American Data, Inc., a leading developer and provider of software and services to hotel casinos and major resorts. The total purchase price of $36.5 million, will be funded in cash. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (C) Exhibits

99.1	Press Release issued by Agilysys, Inc. dated February 2, 2004, announcing the Company’s definitive agreement to acquire Inter-American Data, Inc.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AGILYSYS, INC.

By: /s/ Steven M. Billick

Steven M. Billick Executive Vice President, Treasurer and Chief Financial Officer
Date: February 2, 2004

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Agilysys, Inc. dated February 2, 2004, announcing the Company's definitive agreement to acquire Inter-American Data, Inc.